United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Intrawest Resorts Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-3681098
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1621 18th Street, Suite 300
Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock,
par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [   ]

Securities Act registration statement file number to which this form relates: 333-192252

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-192252), which information is hereby incorporated herein by reference. The description of the Registrant’s common shares included in any prospectus subsequently filed by the Registrant pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits.

No exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 29, 2014

INTRAWEST RESORTS HOLDINGS, INC.

By:	/s/ Joshua B. Goldstein
Name: Joshua B. Goldstein
Title: Chief General Counsel and Corporate Secretary